AGREEMENT

            This Agreement made and entered into this ____ day of ____________, 1997, by and between ARTHUR M. COX (hereinafter referred to as "Owner") and POMEROY COMPUTER RESOURCES OF SOUTH CAROLINA, INC., a South Carolina corporation (hereinafter referred to as "Pomeroy").

                 W I T N E S S E T H :

            WHEREAS, simultaneously with the execution of this Agreement, Pomeroy entered into an Agreement and Plan of Reorganization ("Merger Agreement") with THE COMPUTER STORE, INC., a South Carolina corporation ("CSI"), Owner, RONALD
            D. HILDRETH and JEFFREY F. HIPP for the merger of CSI with and into Pomeroy; and

            WHEREAS, immediately prior to the Effective Date (as defined in the Merger Agreement) Owner owned forty-six and 88/100 percent (46.88%) of the outstanding stock of CSI; and

            WHEREAS, Pomeroy would not have entered into the Merger Agreement with CSI without the consent of Owner to enter into this covenant not to compete agreement; and

            WHEREAS, pursuant to Sections 3 and 11.2(g) of said Merger Agreement, Owner agreed to enter into this Agreement;

            NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Merger Agreement, the parties hereto agree as follows:

            1. As an inducement for Pomeroy to enter into the Merger Agreement with CSI (46.88% of the stock of which is owned by Owner), Owner covenants and agrees that for a period equal to the later of (i) five (5) years from the Effective Date as defined in the Merger Agreement or (ii) one (1) year after the termination of Owner's employment with Pomeroy under an Employment Agreement executed by and between the Owner and Pomeroy of even date herewith, Owner neither by himself nor with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, management, employment or otherwise, or in any relationship whatsoever:

                 (a) Solicit, divert or take away, or attempt to solicit, divert or take away, any of the business, clients, customers or patronage of Pomeroy, its Parent Corporation (as defined in Paragraph 4 of this Agreement) or any subsidiary thereof relating to the Business of Pomeroy, as defined below; or
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                 (b)  Attempt to seek or cause any clients or customers
            of Pomeroy, its Parent Corporation or any of their subsidiaries to refrain from continuing their patronage of the Business of Pomeroy; or

                 (c) Engage in the Business of Pomeroy in any state in which Pomeroy, its Parent Corporation or any their subsidiaries have an office during the term of Owner's employment by Pomeroy. A list of the states in which Pomeroy, its Parent Corporation, and any of their subsidiaries currently transact business is attached hereto as Exhibit A;



                 (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of Pomeroy, or its Parent Corporation or any of their subsidiaries.

                 (e) Nothing in this Agreement shall prohibit Owner from owning or purchasing less than five percent (5%) of the outstanding stock of any publicly traded company whose stock is traded on a nationally or regionally recognized stock exchange or is quoted on NASDAQ or the OTC Bulletin Board or from taking any action described in items 1(b) - (d) above for the benefit of or on behalf of Pomeroy, its Parent Corporation, or any of their subsidiaries.

                      For purposes of this Section, the "Business of
            Pomeroy" shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in the following line of business:

                 (i) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wholesale or retail level, or leasing or renting, of personal computer hardware, software, peripheral devices or related products;

                 (ii) Sale or servicing, whether at the wholesale or
            retail level, or leasing or renting, of personal computer hardware, software, peripheral devices or related products; and

                 (iii) Sale or servicing of microcomputer products and computer integration products, peripheral devices and related products and the sale of microcomputer products and computer integration and networking services.
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                 Owner has carefully read all the terms and conditions
            of this Paragraph 1 and has given careful consideration to the covenants and restrictions imposed upon Owner herein, and agrees that the same are necessary for the reasonable and proper protection of the business of CSI acquired by Pomeroy and have been separately bargained for and agrees that Pomeroy has been induced to enter into the Merger Agreement and pay the consideration described in Paragraph 2 by the representation of Owner that he will abide by and be bound by each of the covenants and restrictions herein; and Owner agrees that Pomeroy will suffer irreparable injury in the event of a breach by Owner, and Owner agrees that Pomeroy is entitled to injunctive relief in the event of any breach of any covenant or restriction contained herein in addition to all other remedies provided by law or equity. Owner hereby acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the line of business, the length of time and geographic area embraced therein, and agrees that irrespective of when or in what manner this agreement may be terminated, said covenants and restrictions shall be operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.



                 The parties acknowledge that this Agreement, which
            Agreement is ancillary to the main thrust of the Merger Agreement, is being entered into to protect a legitimate business interest of Pomeroy including, but not limited to,
            (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets; (iii) substantial relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an ongoing business by way of trade name, trademark, or service mark, a specific geographic location, or a specific marketing or trade area; and (v) extraordinary or specialized training. In the event that any provision or portion of this Paragraph 1 shall for any reason be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of any other provision of Paragraph 1 of this Agreement, but the remaining provisions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reasonableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be determined by arbitration or by a Court of competent jurisdiction to be reasonable.
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            2.   The consideration for Owner's covenant not to compete
            shall be One Dollar ($1.00) and other valuable consideration, including consideration paid by the Pomeroy to Owner pursuant to the Merger Agreement.

            3. The terms and conditions of this Agreement shall be binding upon the Owner and Pomeroy, and their respective successors, heirs and assigns, including, but not limited to the Parent Corporation, in the event Pomeroy is merged or liquidated into the Parent Corporation during the term of this Agreement.

            4. The term "Parent Corporation," as such term is used herein, means Pomeroy Computer Resources, Inc., a Delaware corporation.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                               OWNER:




                 __________________________________
                                               ARTHUR M. COX





                                               POMEROY:

                                               POMEROY COMPUTER
            RESOURCES OF                                 SOUTH CAROLINA,
            INC.


                 By:________________________________
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                 EXHIBIT A

                 STATES IN WHICH POMEROY
                 AND/OR ITS PARENT CORPORATION
                 AND/OR SUBSIDIARIES TRANSACT BUSINESS






                   1. Alabama
                   2. Florida
                   3. Indiana
                   4. Iowa
                   5. Kentucky
                   6. North Carolina
                   7. Ohio
                   8. South Carolina
                   9. Tennessee
                 10.  West Virginia
            ??
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